Exhibit 99.2

WAIVER AGREEMENT

This Waiver Agreement (this “Agreement”) is executed effective as of November 5, 2012 by and between the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust, a Delaware trust (the “Trust”) and Armor TPG Holdings LLC, a Delaware limited liability company (“TPG”).

R E C I T A L S

WHEREAS, on August 28, 2009, TPG and the Trust entered into a shareholders’ agreement (the “Shareholders’ Agreement”);

WHEREAS, Section 3.1(a) of the Shareholders’ Agreement provides that if TPG fails to own, of record (directly or through a nominee) and beneficially, 7,000,000 shares, as appropriately adjusted for stock splits, reverse stock splits, reorganizations, stock dividends and similar events (as so adjusted, the “Threshold Amount”), of common shares, par value $0.01 per share (“Common Shares”), of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), but owns, of record (directly or through a nominee) and beneficially, equal to at least one-half of the Threshold Amount of Common Shares, then TPG shall be entitled to designate one director instead of two directors on the board of directors of the Company (the “Board”);

WHEREAS, the Trust and TPG plan to sell a proportionate number of their Common Shares in a registered secondary public offering (the “Offering”), pursuant to a registration statement on Form S-3 (No. 333-179711) filed with the Securities and Exchange Commission by the Company; and

WHEREAS, it is anticipated that the number of TPG’s Common Shares after the consummation of the Offering will be below the Threshold Amount;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the Trust and TPG hereby acknowledge and agree as follows:

1. Section 3.1 Waiver. Solely for purposes of Section 3.1(a) of the Shareholders’ Agreement, in the event that TPG sells or otherwise disposes of a portion, but not all, of TPG’s Common Shares either: (x) in coordination with a sale or other disposition by the Trust of any of its Common Shares, or (y) with the express prior written consent of the Trust, and:

(a) At the time of such sale or disposition TPG shall have the right to designate two Investor Directors, then immediately prior to such sale or disposition (i) the Two Director Threshold shall be reduced to the number of Common Shares that would be owned of record and beneficially by TPG immediately following and after giving effect to such sale or disposition, and (ii) the One Director Threshold shall be reduced to the number of Common Shares that is equal to one-half of the Two Director Threshold as reduced pursuant to the immediately preceding clause (i) (rounded to the nearest whole number); or

(b) At the time of such sale or disposition TPG shall have the right to designate one Investor Director, then immediately prior to such sale or disposition the One Director Threshold shall be reduced to the number of Common Shares that would be owned of record and beneficially by TPG immediately following and after giving effect to such sale or disposition.

For the avoidance of doubt, it is understood and agreed that upon completion and immediately after giving effect to the Offering, (i) TPG shall continue to be entitled to designate two directors on the Board, (ii) the Two Director Threshold, as appropriately adjusted for stock splits, reverse stock splits, reorganizations, stock dividends and similar events, shall be reduced to the result obtained by subtracting from 7,000,000 the number of shares sold by TPG in the Offering, and (iii) the One Director Threshold, as appropriately adjusted for stock splits, reverse stock splits, reorganizations, stock dividends and similar events, shall be reduced to such number of Common Shares that is equal to one-half of the Two Director Threshold (rounded to the nearest whole number of Common Shares).

2. Section 4.3 of the Shareholders’ Agreement; Full Force and Effect. Notwithstanding Section 1 of this Agreement, Section 4.3 of the Shareholders’ Agreement shall cease to be of any legal force or effect as of the consummation of the Offering. All provisions of the Shareholders’ Agreement other than Section 3.1(a), which is modified above, and Section 4.3, which shall no longer be of any legal force or effect, shall remain in full force and effect, and this Agreement does not reduce, expand or affect any other rights and obligations of the Trust or TPG under the Shareholders’ Agreement.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, excluding conflicts of laws principles. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Shareholders’ Agreement.

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust

By:	/S/ HARRY HUGE
Name:	Harry Huge
Title:	Managing Trustee

Armor TPG Holdings LLC

By:	/S/ RONALD CAMI
Name:	Ronald Cami
Title:	Vice President

3